Exhibit g(v)

                                                       [CIGNA LOGO APPEARS HERE]
To:   John Cronin, State Street Bank and Trust         CIGNA Retirement &
      Company                                          Investment Services

From: Al Bingham, CIGNA Funds

Date: August 22, 2003

Re: Price Source Authorization

Reference is made to the Custodian Agreements between the CIGNA Funds ("Funds") (named in the attachment) and State Street Bank and Trust Company. Capitalized terms used in this Price Source Authorization or in any attachment or supplement shall have the meanings provided in the Custodian Agreement unless otherwise specified. Pursuant to the Custodian Agreement, the Funds hereby direct State Street to calculate the net asset values ("NAV") of the Funds, in accordance with the terms of the Funds' currently effective Prospectuses. State Street will perform the NAV calculations subject to the terms and conditions of the Custodian Agreement and this Authorization.

The Funds hereby authorizes State Street to use the pricing sources specified on the attached Authorization Matrix (as amended from time to time) as sources for prices of assets in calculating the net asset values of the Funds. The Funds understand that State Street does not assume responsibility for the accuracy of the quotations provided by the specified pricing sources and that State Street shall have no liability for any incorrect data provided by the pricing sources specified by the Funds, except as may arise from State Street's lack of reasonable care in performing agreed upon tolerance checks as to the data furnished and calculating the net asset value of the Funds in accordance with the data furnished to State Street. The Funds also acknowledge that prices supplied by the Funds or an affiliate may be subject to approval of the Fund's Board and are not the responsibility of State Street.

The Funds agree to indemnify and hold State Street harmless from any claim, loss or damage arising as a result of using prices furnished by any specified pricing source.

State Street agrees that written notice of any change in the name of any specified pricing source will be sent to the Funds as such information is available to State Street.

Kindly acknowledge your acceptance of the terms of this letter in the space provided below.

The foregoing terms are hereby accepted:

CIGNA Funds (named in the attachment)

By:  /s/ Alfred A. Bingham III
   -------------------------------

Title:  Vice President and Treasurer

STATE STREET BANK AND TRUST COMPANY


By:  /s/ John M. Cronin
   -------------------------------
         Vice President

                                                                    Exhibit g(v)

Title:
      ----------------------------

Authorization Matrix to be attached to Price Source Authorization Dated August 22, 2003

Client: CIGNA FUNDS GROUP, CIGNA VARIABLE PRODUCTS GROUP, CIGNA HIGH INCOME SHARES, CIGNA INVESTMENT SECURITIES, VP LLC FUNDS

                                                           Primary           Secondary        Tertiary        Fourth
Security Type                                              Source              Source          Source         Source
                                                     -------------------   --------------   ------------   ------------
Equities
                 U.S. Listed Equities (NYSE, AMEX)   Bridge/Reuters
                 U.S. OTC Equities (NASDAQ)          Bridge/Reuters
                 Foreign Equities                    Bridge/Reuters
                 Listed ADR's                        Bridge/Reuters

Fixed Income
                 Municipal Bonds                     JJ Kenny              FT Interactive
                 U.S. Treasuries and Agencies        FT Interactive        Reuters (EJV)    Lehman Index   Bear Stearns
                 High Yield                          FT Interactive        Reuters (EJV)    TES            Bear Stearns
                 MBS and ABS                         FT Interactive        Reuters (EJV)    Lehman Index   Bear Stearns
                 Corporates                          FT Interactive        Reuters (EJV)    Lehman Index   Bear Stearns
                 Eurobonds/Foreign Bonds             FT Interactive        FRI

Money Market
                 Discounted instruments              State Street Matrix
                 Intrest bearing instruments         Bloomberg
                 Variable Rate Notes                 FT Interactive

Other Assets
                 Options                             Bridge/Reuters
                 Futures                             Bridge/Reuters
                 Non-listed ADR's                    FT Interactive        FRI

Exchange Rates                                       Bridge/Reuters

Forward Points                                       Bridge/Reuters

                                                            Manual
                                                            Back-up          Pricing   Pricing Default      Valuation
Security Type                                               Source            Logic         Logic             Point
                                                     ---------------------   -------   ---------------   ---------------
Equities
                 U.S. Listed Equities (NYSE, AMEX)   Bloomberg/Client        Last      Bid               U.S. Mkt. Close
                 U.S. OTC Equities (NASDAQ)          Bloomberg/Client        NOCP      Bid               U.S. Mkt. Close
                 Foreign Equities                    Reuters                 Last      Bid               U.S. Mkt. Close
                 Listed ADR's                        Bloomberg/Client        Last      Bid               U.S. Mkt. Close

Fixed Income
                 Municipal Bonds                     Bloomberg/Client        Bid                         U.S. Mkt. Close
                 U.S. Treasuries and Agencies        Bloomberg/Client        Bid                         U.S. Mkt. Close
                 High Yield                          Bloomberg/Client        Bid                         U.S. Mkt. Close
                 MBS and ABS                         Bloomberg/Client        Bid                         U.S. Mkt. Close
                 Corporates                          Bloomberg/Client        Bid                         U.S. Mkt. Close
                 Eurobonds/Foreign Bonds             Bloomberg/Client        Bid                         U.S. Mkt. Close

Money Market
                 Discounted instruments              Goldman/Bloom./Client   Bid                         U.S. Mkt. Close
                 Intrest bearing instruments         Goldman Sachs/Client    Bid                         U.S. Mkt. Close
                 Variable Rate Notes                 Blmberg/Gldmn/Client    Bid                         U.S. Mkt. Close

Other Assets
                 Options                             Bloomberg/Client        Last      Bid               U.S. Mkt. Close
                 Futures                             Bloomberg/Client        Last      Bid               U.S. Mkt. Close
                 Non-listed ADR's                    Bloomberg/Client        Bid                         U.S. Mkt. Close

Exchange Rates                                       Bloomberg/Client        Last      Bid               U.S. Mkt. Close

Forward Points                                       Bloomberg/Client        Last      Bid               U.S. Mkt. Close

Price Source and Methodology Authorization
State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details.

TES: S&P Premiun Pricing Service
FRI: FRI Corporation' Securities Evaluation Service (SVS)
Reuters (EJV): Formerly Bridge


  Authorized by: /s/ Alfred A. Bingham III      Accepted by: /s/ John M. Cronin
                 -------------------------                   ------------------

CIGNA Funds Group
          8713 Money Market Fund
          8716 Large Cap Growth/Morgan Stanley Fund
          8717 Large Cap Value/John A. Levin Fund
          8718 Balanced Fund (sub-advised by Wellington Management) 8719 Small Cap Growth/TimesSquare Fund
          8720 Small Cap Value/Berger Fund
          8721 International Blend/Bank of Ireland Fund
          8722 S&P 500 Index Fund
          8724 Core Plus Fixed Income Fund

CIGNA Variable Products Group
          1004 Times Square VP S&P 500 Index Fund
          8715 TimesSquare VP Money Market Fund
          8723 TimesSquare VP Core Plus Bond Fund
VP LLC Funds
          8728 TimesSquare VP Government Money Market Fund, LLC
          8719 Times Square VP Mortgage Backed Securities Fund, LLC Closed End Funds
          1011 CIGNA Hiogh Income Shares
          8701 CIGNA Investment Securities, Inc.